EXHIBIT 10.23.13

                           GMAC COMMERCIAL FINANCE LLC
                           3000 Town Center, Suite 280
                              Southfield, MI 48075

                                                                     May 6, 2004

TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

                        Re: AMENDMENT TO CREDIT AGREEMENT

Gentlemen:

         Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United"; and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California, the "Agent" or "Factor"), and the Lenders from time to time parties thereto (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Credit Agreement").

         Borrowers have requested that Agent make certain amendments to the Credit Agreement and Agent has agreed to do so, subject to the terms and provisions set forth herein, all as more particularly set forth below.

         1. DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Maximum  Credit Amount" as set forth in
Section 1.2 of the Credit Agreement is hereby amended by deleting the dollar amount "$90,000,000" and by substituting the dollar amount "$45,000,000" in its place and stead.

                  (b) The  definition  of  "Tangible  Net Worth" as set forth in
Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  ""Tangible Net Worth" means the gross book value of Borrowers' assets (excluding any minority equity interest in any entity owned or controlled


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                  times a Total  Leverage  Ratio in a ratio of not greater  than
                  the  maximum   ratios  set  forth  below  in  respect  to  the
                  corresponding dates noted below:

                          Date                        Total Leverage Ratio
                  --------------------------------------------------------

                  March 31, 2004                         1.50 to 1.0
                  June 30, 2004                          1.60 to 1.0
                  September 30, 2004                     1.60 to 1.0
                  December 31, 2004                      1.50 to 1.0"


                  (d) Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "8.6 CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitment for fixed or capital assets (including capitalized leases) in any fiscal quarter in an aggregate amount in excess of Seven Hundred Thousand ($700,000) Dollars."

                  (e) Section 10.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "10.9 MONTHLY FINANCIAL STATEMENTS. Furnish Agent within forty five (45) days of the end of each month by 5:00 p.m. (EDT) of such day, an unaudited balance sheet of TAG and its Subsidiaries on a consolidated and consolidating basis, an unaudited statement of income and stockholders equity and changes in financial position of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, and a statement of cash flows, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments provided, however, that, as a one time accommodation, Agent waives the requirement that Borrower deliver to Agent such Monthly Financial Statements for the months of January, February and March, 2004."

                  (f) Section 15.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "15.1 TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the Maturity Date unless sooner terminated as herein provided, including, without limitation, as pursuant to
                  Article XII.


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


                  Notwithstanding anything to the contrary contained herein, Borrower and Agent, on behalf of Secured Parties, shall each have the right, upon not less than ninety (90) days prior written notice to the other parties to this Agreement, to terminate this Agreement. Any termination of this Agreement will be accompanied by prepayment in full of all of the Obligations of Borrower, including, without limitation, the unpaid principal amount of Advances and the stated amount of Letters of Credit then outstanding, together with the payment of any accrued and unpaid interest and fees."

         3. AMENDMENT FEE. In consideration of the amendments set forth herein, Borrowers acknowledge, confirm and agree that Agent may charge and Borrowers shall pay an amendment fee in the amount of (i) Three Hundred Fifty Thousand Dollars ($350,000) which shall be fully earned as of the date hereof and payable
(a) Two Hundred Thousand Dollars ($200,000) upon execution of this Amendment and
(b) One Hundred Fifty Thousand Dollars ($150,000) on May 28, 2004 and (ii) an additional fee of (a) Fifty Thousand Dollars ($50,000) if this Agreement is not terminated and the Obligations of the Borrowers have not been paid in full by June 30, 2004, (b) One Hundred Thousand Dollars ($100,000) if this Agreement is not terminated and the Obligations of the Borrowers have not been paid in full by July 31, 2004, (c) One Hundred Fifty Thousand Dollars ($150,000) if this Agreement is not terminated and the obligations of the Borrowers have not been paid in full by August 31, 2004, (d) Two Hundred Thousand Dollars ($200,000) if this Agreement is not terminated and the Obligations of the Borrowers have not been paid in full by September 30, 2004, or (e) Two Hundred Fifty Thousand Dollars ($250,000) if this Agreement is not terminated and the Obligations of the Borrowers have not been paid in full by October 31, 2004.

          4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this amendment and the agreement of Agent to the modifications and amendments set forth in this amendment are subject to the fulfillment of the following conditions precedent:

                  (a) Agent shall have received all fees and other amounts due and payable to Agent upon or prior to the effectiveness of this amendment;

                  (b) Each of the representations and warranties made by Borrowers in the Credit Agreement shall be true and correct in all material respects on and as of the date of this amendment; and

                  (c) No Event of Default shall have occurred and he continuing on the date of this amendment, or would exist after giving effect to the transactions contemplated under this amendment.

         5. RELEASE. In consideration of this agreement and the performance thereof and other good and valuable consideration, each Borrower forever releases and discharges Agent, its affiliates, officers, directors, consultants, agents, and employees, and their respective successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises,


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variances,  trespasses,  damages,  judgments,  executions,  claims  and  demands
whatsoever,   in  law,   admiralty  or  equity,   without  defense,   offset  or
counterclaim, which any Borrower, directly or indirectly, ever had or now or can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever. Each Borrower expressly and explicitly acknowledges that it is aware of and is knowingly waiving any rights that he, she, or it may have against the Released Parties under the provisions of California Civil Code Section 1542 (and any similar principle of law under any other applicable jurisdiction), which section reads as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In addition, to the foregoing, each of the Borrowers agrees to forever refrain and forbear from commencing, assisting, instituting, prosecuting or encouraging others to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind against any of the Released Parties directly or indirectly arising out of, resulting from or relating in any way to the subject matter of or the fact and course of conduct underlying the releases granted herein.

         6. NO OTHER MODIFICATIONS. Except as specifically set forth herein, no other amendment, changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Agent of any other provision of the Credit Agreement or the Other Documents nor shall anything contained herein be construed as a consent by the Agent to any transaction other, than those specifically consented to herein.

         7. NO THIRD EARLY BENEFICIARIES. The terms and provisions of this amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this amendment.

         8. COUNTERPARTS. This amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         9. MERGER. This amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.


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         10.  Governing Law. This  amendment  shall be governed and construed in accordance with the laws of the state of New York.


                                        Very truly yours,

                                        GMAC COMMERCIAL FINANCE LLC


                                        By:  /S/ ILLEGIBLE
                                             -----------------------------------
                                        Title:  Senior Vice President


ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP

By:     /S/ PATRICK CHOW
        ------------------------------
Title:  CFO


TAG MEX, INC.

By:     /S/ PATRICK CHOW
        ------------------------------
Title:  CFO


FASHION RESOURCE (TCL), INC.

By:     /S/ PATRICK CHOW
        ------------------------------
Title:  CFO


UNITED APPAREL VENTURES, LLC

By:     /S/ PATRICK CHOW
        ------------------------------
Title:  Manager


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